Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
We consent to the incorporation by reference in the following Registration Statements and Amendments of our reports dated March 15, 2007, except as to notes 4, 5, 6 and 21, which are as of September 7, 2007, relating to the consolidated financial statements, and consolidated financial statement schedule of Nortel Networks Limited (“Nortel”) as of December 31, 2006 and for the two year period ended December 31, 2006 (which audit report on the consolidated financial statements expressed an unqualified opinion, includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Difference referring to changes in accounting principles that have a material effect on the comparability of the financial statements) appearing in the Annual Report on
Form 10-K of Nortel for the year ended December 31, 2007:
•	Registration Statement on Form S-8 and all Post-Effective Amendments thereto (Nortel Networks U.S. Deferred Compensation Plan) (333-11558)

•	Registration Statement on Form S-3 and all Post-Effective Amendments thereto
(Common Shares, Preferred Shares, Debt Securities, Guarantees,
Warrants to Purchase Equity Securities, Warrants to Purchase Debt Securities,
Share Purchase Contracts, Share Purchase or Equity Units of Nortel Networks Corporation and
Guaranteed Debt Securities of Nortel Networks Limited)
(333-88164)

•	Registration Statement on Form S-4 and all Amendments thereto
(Nortel Networks Limited Offers to Exchange:
$450,000,000 principal amount of 10.75% Senior Notes due 2016
$550,000,000 principal amount of 10.125% Senior Notes due 2013
$1,000,000,000 principal amount of Floating Rate Senior Notes due 2011)
(333-145972)

•	Registration Statement on Form S-3 and all Amendments thereto
(Nortel Networks Corporation Proposed Sale to Public of:
$575,000,000 1.75% Convertible Senior Notes Due 2012
$575,000,000 2.125% Convertible Senior Notes Due 2014
35,937,500 Common Shares of Nortel Networks Corporation)
(333-146273)
/s/  Deloitte & Touche LLP
Independent Registered Chartered Accountants
Licensed Public Accountants
Toronto, Canada
February 27, 2008